Exhibit 99.77(q)(1)(e)(1)

Amended Schedule A

with respect to the

amended and restateD investment MANAGEMENT AGREEMENT

between

Voya PARTNERS, INC.

and

DIRECTED SERVICES LLC

Series	Annual Management Fee (as a percentage of average daily net assets)

VY® American Century Small-Mid Cap Value Portfolio	1.100% on the first $250 million of assets; 1.050% on the next $250 million of assets; and 1.000% thereafter

VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets; 0.925% on the next $1 billion of assets; and 0.900% thereafter

VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets; 0.850% on the next $500 million of assets; and 0.800% thereafter

VY® Columbia Small Cap Value II Portfolio	0.850% on all assets

VY® Fidelity® VIP Contrafund® Portfolio	0.100% while Series invested in Master; and 0.680% for Standalone Series

VY® Fidelity® VIP Equity-Income Portfolio	0.100% while Series invested in Master; and 0.580% for Standalone Series

VY® Fidelity® VIP Mid Cap Portfolio	0.100% while Series invested in Master; and 0.680% for Standalone Series

Voya Global Bond Portfolio	0.600% on the first $4 billion of assets; 0.575% on the next $1 billion of assets; 0.550% on the next $1 billion of assets; and 0.530% thereafter

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Series	Annual Management Fee (as a percentage of average daily net assets)

Voya Index Solution 2020 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2025 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2030 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2035 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2040 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2045 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2050 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

1 “Direct Investments” shall mean assets which are not Underlying Funds.

2 “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2015.

2

Series	Annual Management Fee (as a percentage of average daily net assets)

Voya Index Solution 2055 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution 2060 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Index Solution Income Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

VY® Invesco Comstock Portfolio	0.700% on all assets

VY® Invesco Equity and Income Portfolio	0.650% on the first $750 million of assets; 0.630% on the next $250 million of assets; and 0.610% thereafter

VY® JPMorgan Mid Cap Value Portfolio	0.850% on the first $500 million of assets; 0.750% on the next $500 million of assets; and 0.700% thereafter

VY® Oppenheimer Global Portfolio	0.700% on the first $3 billion of assets; 0.680% on the next $1 billion of assets; 0.670% on the next 4 billion of assets; and 0.660% thereafter

VY® Pioneer High Yield Portfolio	0.700% on the first $2 billion of assets; 0.600% on the next $1 billion of assets; 0.500% on the next $1 billion of assets; and 0.400% thereafter

Voya Solution 2020 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2025 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

3

Series	Annual Management Fee (as a percentage of average daily net assets)

Voya Solution 2030 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2035 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2040 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2045 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2050 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2055 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution 2060 Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution Aggressive Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

4

Series	Annual Management Fee (as a percentage of average daily net assets)

Voya Solution Balanced Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution Conservative Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution Income Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

Voya Solution Moderately Aggressive Portfolio	Direct Investments[1] 0.400% Underlying Funds[2] 0.200% on assets

Voya Solution Moderately Conservative Portfolio	Direct Investments[1] 0.400% on assets Underlying Funds[2] 0.200% on assets

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	0.740% on all assets

VY® T. Rowe Price Growth Equity Portfolio	0.700% on all assets

VY® Templeton Foreign Equity Portfolio	0.900% on the first $500 million of assets; and 0.850% thereafter

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